Registration No. 333-184712

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 2 to

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Exelon Generation Company, LLC

(Exact name of registrant as specified in its charter)

Pennsylvania	4911	23-3064219
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Exelon Way

Kennett Square, Pennsylvania 19348

(610) 765-5959

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Jonathan W. Thayer

Executive Vice President and Chief Financial Officer

Exelon Corporation

10 South Dearborn Street

P.O. Box 805379

Chicago, Illinois 60603

312-394-7398

http://www.exeloncorp.com

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Bruce G. Wilson, Esquire Senior Vice President and Deputy General Counsel Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60603 312-394-7398	Patrick R. Gillard, Esquire Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 215-665-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
4.25% Senior Notes due 2022	$523,303,000	100%	$523,303,000	$71,378.53
5.60% Senior Notes due 2042	$788,203,000	100%	$788,203,000	$107,510.89

(1)	The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price represents the total value of the notes being exchanged under this registration statement.
(2)	Previously paid in connection with the initial filing of this registration statement on November 1, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment consists solely of an amendment to the signature page to the Registration Statement.

PART II

Information Not Required In Prospectus

Item 20. Indemnification of Directors and Officers

Section 4.6 of Generation’s operating agreement provides, as follows:

The Member shall, and any officer, employee or agent of the Company may in the Member’s absolute discretion, be indemnified by the Company to the fullest extent permitted by Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 and as may be otherwise permitted by applicable law.

Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 provides that:

8945. Indemnification.

(a) General rule. Subject to such standards and restrictions, if any, as are set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

(b) When indemnification is not to be made. Indemnification under subsection (a) shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The certificate of organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness.

(c) Grounds. Indemnification under subsection (a) may be granted for any action taken and may be made whether or not the company would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the company. Such indemnification is declared to be consistent with the public policy of this Commonwealth.

(d) Payment of expenses. Expenses incurred by a member, manager or other person in defending any action or proceeding against which indemnification may be made under this section may be paid by the company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company.

(e) Rights to indemnification. The indemnification and advancement of expenses provided by or granted under this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to serve in the capacity as to which he was indemnified and shall inure to the benefit of the heirs, executors and administrators of such person.

(f) Mandatory indemnification. Without regard to whether indemnification or advancement of expenses is provided under subsections (a) and (d), a limited liability company shall be subject to section 8331(2) (relating to rules determining rights and duties of partners) and both the members and the managers, if any, shall be deemed to be general partners for purposes of applying that section.

In addition, the officers and employees of Generation are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and the registrant is insured to the extent that it is required or permitted by law to indemnify the officers and employees for such loss. The premiums for such insurance are paid by Generation.

Item 21. Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Formation of Exelon Generation Company, LLC (incorporated by reference to File No. 333-85496, Form S-4 dated May 30, 2012, Exhibit 3-1).

3.2	First Amended and Restated Operating Agreement of Exelon Generation Company, LLC executed as of January 1, 2001 (incorporated herein by reference to File No. 333-85496, 2003 Form 10-K, Exhibit 3-8).

4.1	Indenture between Exelon Generation Company, LLC and U.S. Bank National Association, as trustee relating to Generation senior debt securities (incorporated by reference to File No. 333-85496, Form 8-K dated September 28, 2007, Exhibit 4.1).

4.2	Form of 2022 Note (incorporated by reference to File No. 333-85496, Form 8-K dated June 18, 2012, Exhibit 4.1).

4.3	Form of 2042 Note (incorporated by reference to File No. 333-85496, Form 8-K dated June 18, 2012, Exhibit 4.1).

4.4	Registration Rights Agreement dated June 18, 2012 among Generation, Barclays Capital Inc., RBS Securities Inc., Scotia Capital (USA) Inc. and UBS Securities LLC as representatives of the several initial purchasers named therein as representatives of the several underwriters named therein (incorporated by reference to File No. 333-85496, Form 8-K dated June 18, 2012, Exhibit 1.1).

5.1*	Opinion of Ballard Spahr LLP regarding the legality of the Securities.

12.1*	Statement regarding computation of ratio of earnings to fixed charges for Generation.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of PricewaterhouseCoopers LLP.

23.4*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (for Exelon Corporation directors)

25.5*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the Indenture relating to Generation senior debt securities.

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

*	Filed previously

Item 22. Undertakings

(a) Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unexchanged at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 5th day of December, 2012.

EXELON GENERATION COMPANY, LLC

By:	/s/ Christopher M. Crane
Christopher M. Crane
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher M. Crane Christopher M. Crane	President (Principal Executive Officer)	December 5, 2012

/s/ Andrew L. Good Andrew L. Good	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 5, 2012

/s/ Robert Aiken Robert Aiken	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 5, 2012

* Mayo A. Shattuck III	Director and Chairman, Exelon Corporation	December 5, 2012

* Ann C. Berzin	Director, Exelon Corporation	December 5, 2012

* John A. Canning, Jr.	Director, Exelon Corporation	December 5, 2012

* M. Walter D’Alessio	Director, Exelon Corporation	December 5, 2012

* Yves C. de Balmann	Director, Exelon Corporation	December 5, 2012

* Nicholas DeBenedictis	Director, Exelon Corporation	December 5, 2012

* Nelson A. Diaz	Director, Exelon Corporation	December 5, 2012

* Sue L. Gin	Director, Exelon Corporation	December 5, 2012

* Paul L. Joskow	Director, Exelon Corporation	December 5, 2012

* Robert J. Lawless	Director, Exelon Corporation	December 5, 2012

* Richard W. Mies	Director, Exelon Corporation	December 5, 2012

* William C. Richardson	Director, Exelon Corporation	December 5, 2012

* Thomas J. Ridge	Director, Exelon Corporation	December 5, 2012

* John W. Rogers, Jr.	Director, Exelon Corporation	December 5, 2012

* Stephen D. Steinour	Director, Exelon Corporation	December 5, 2012

* Don Thompson	Director, Exelon Corporation	December 5, 2012

*By:	/s/ Christopher M. Crane
Christopher M. Crane
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Formation of Exelon Generation Company, LLC (incorporated by reference to File No. 333-85496, Form S-4 dated May 30, 2012, Exhibit 3-1).

3.2	First Amended and Restated Operating Agreement of Exelon Generation Company, LLC executed as of January 1, 2001 (incorporated herein by reference to File No. 333-85496, 2003 Form 10-K, Exhibit 3-8).

4.1	Indenture between Exelon Generation Company, LLC and U.S. Bank National Association, as trustee relating to Generation senior debt securities (incorporated by reference to File No. 333-85496, Form 8-K dated September 28, 2007, Exhibit 4.1).

4.2	Form of 2022 Note (incorporated by reference to File No. 333-85496, Form 8-K dated June 18, 2012, Exhibit 4.1).

4.3	Form of 2042 Note (incorporated by reference to File No. 333-85496, Form 8-K dated June 18, 2012, Exhibit 4.1).

4.4	Registration Rights Agreement dated June 18, 2012 among Generation, Barclays Capital Inc., RBS Securities Inc., Scotia Capital (USA) Inc. and UBS Securities LLC as representatives of the several initial purchasers named therein as representatives of the several underwriters named therein (incorporated by reference to File No. 333-85496, Form 8-K dated June 18, 2012, Exhibit 1.1).

5.1*	Opinion of Ballard Spahr LLP regarding the legality of the Securities.

12.1*	Statement regarding computation of ratio of earnings to fixed charges for Generation.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of PricewaterhouseCoopers LLP.

23.4*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (for Exelon Corporation directors)

25.5*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the Indenture relating to Generation senior debt securities.

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

*	Filed previously